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                                                                    EXHIBIT 23.3




                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
The CIT Group Holdings, Inc.:



We consent to the use of our report dated January 17, 1997, except as to note 21 which is as of February 21, 1997, relating to the consolidated balance sheets of The CIT Group Holdings, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, incorporated by reference in this Registration Statement on Form S-3 of The CIT Group Securitization Corporation II and The CIT Group Holdings, Inc., which report appears in the December 31, 1996 Annual Report on Form 10-K of The CIT Group Holdings, Inc., and to the reference to our firm under the heading "Experts" in the Registration Statement.


/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP

Short Hills, New Jersey
September 12, 1997